PROPERTY AGREEMENT

This Agreement made as of the 1st day of June, 2003.

BETWEEN:

WILLIAM MCCULLAGH, businessman, with an office at
4514 248th St., Aldergrove, BC, Canada V4W 1B6
(herein called “McCullagh”)

OF THE FIRST PART

AND:

IMPERIAL CONSOLIDATED CAPITAL. a Nevada company with its head office at Suite 206-475 Howe St., Vancouver, BC, Canada V6C 2B3
(herein called “Imperial”)

OF THE SECOND PART

WHEREAS:

(a)     McCullagh is the sole beneficial owner of the certain mineral claims in the Province of British Columbia, Canada (herein called the “Property”). Particulars of the Property are attached hereto as Schedule “A”; and

(b)     McCullagh has agreed to transfer to Imperial 100% of its interest in the Property, subject to the terms and conditions hereinafter set out.

NOW, THEREFORE THIS AGREEMENT WITNESSES that in consideration of the payments and the premises, mutual covenants and agreements herein contained, the parties agree as follows:

1.

REPRESENTATIONS AND WARRANTIES

1.1

Imperial represents and warrants to McCullagh that:

(a)   it is a body corporate duly incorporated, organized and validly subsisting under the laws of the State of Nevada;

(b)   it has obtained all corporate authorizations for the execution and performance of this Agreement and any agreements referred to or contemplated herein;

(c)   the execution and delivery of this Agreement and any of the agreements referred to or contemplated herein, will not conflict with or result in the breach of any agreement to which it is a party;

(d)   the execution and delivery of this Agreement and any of the agreements referred to or contemplated herein, will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

1.2

McCullagh represents and warrants to Imperial that:

(a)   the mining claims and other interests comprising the Property are accurately described in Schedule A, are presently in good standing under the laws of the jurisdiction in which they are located and are free and clear of all liens, charges and encumbrances;

(b)   McCullagh has the exclusive right to enter into this Agreement and to dispose of an interest in the Property in accordance with the terms of this Agreement;

(c)   any mining claims included in the Property as described in Schedule A have been properly and legally located and recorded;

(d)   the execution and delivery of this Agreement and any of the agreements referred to or contemplated herein, will not conflict with or result in the breach of any agreement to which he is a party.

1.3

The representations and warranties herein set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property hereunder and each party will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by him and contained in this Agreement.

2.

PURCHASE PRICE

The purchase price for McCullagh’s 100% undivided interest in the Property will be as follows:

1.

US$25,000, payable $2,500 upon execution of this Agreement, and $5,000 on or before August 31, 2004, and the balance of $17,500 on or before August 31, 2005.

2.

one percent (1%) Net Smelter Returns Royalty as defined in Schedule B to a maximum of $1,000,000.

3.

5,000,000 common shares of Imperial issued upon execution of this Agreement.

3.

TRANSFER OF PROPERTY

McCullagh hereby transfers and assigns to Imperial a 100% undivided interest in and to the Property, free and clear of all encumbrances. Upon execution of this Agreement, McCullagh shall execute and deliver any and all documents required of it to deliver registered title of the Property to Imperial.

4.

NOTICE

1.

Any notice, direction or other communication required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same as follows:

If to Imperial at:

#200, 100 Park Royal, West Vancouver, BC Canada V7T 1A2

If to McCullagh at:

4514 248th St., Aldergrove, BC, Canada V4W 1B6

2.

Any notice, direction or other communication aforesaid will be deemed to have been given and received on the day it was delivered.

3.

Any party may at any time give to the other party notice in writing of any change of address of the party filing such notice, and from and after the filing of such notice, the address specified will be the address of such party for the purposes of filing notice hereunder.

5.

GENERAL PROVISIONS

5.1

Arbitration:

The parties agree that all questions or matters of dispute as to the interpretation or effect or any provision of this Agreement or any schedules attached hereto shall be finally settled by arbitration carried out by a single arbitrator in accordance with the provisions of the Commercial Arbitration Act of British Columbia. The parties agree that the award of such arbitrator shall be binding upon each of them as to law and fact and there shall be no appeal.

5.2

Further Assurances:

The parties will execute such further and other documents and do such further and other things as may be necessary or convenient to carry out and give effect to the intent of this Agreement.

5.3

Entire Agreement:

This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

5.4

Waiver:

No consent or waiver, express or implied, by any party to or of any breach or default by any other party of any or all of its obligations under this Agreement will be valid unless it is in writing and stated to be a consent or waiver hereunder.

5.5

Manner of Payment:

All payments to be made to any party hereunder may be made by certified cheque or bank draft delivered to such party at its address for notice purposes as provided herein

5.6

Area of Influence:

Any mining claims located or acquired by McCullagh or Imperial within a Ten (10) kilometer area surrounding the border of the Property shall become part of the Property and held subject to the terms of this Agreement. In this regard McCullagh agrees to assist in any negotiations required to acquire the surrounding property.

5.7

Time of the Essence:

Time is hereby expressly made of the essence with respect to the performance by the parties of their respective obligations under this Agreement.

5.8

Enurement:

This Agreement shall enure to the benefit of and be binding on all the parties hereto and their respective heirs, executors, administrators, personal representatives or successors, as the case may be and permitted assigns.

5.9

Assignment by Imperial:

This Agreement and the rights hereunder may be assigned by Imperial in whole or in part, provided that written notice of such assignment shall be provided to McCullagh.

5.10

Schedules:

The following schedules are incorporated into this Agreement by reference:

Schedule A

Description of Property

Schedule B

Net Smelter Returns Royalty

5.11

Governing Law:

This Agreement shall be construed and governed by the laws in force in the Province of British Columbia. This paragraph shall not be construed to affect the rights of a party to enforce a judgment or award outside the said Province, including the right to record or enforce a judgment or award in any jurisdiction in which the Property is situated.

5.12

Headings:

The headings to the articles, paragraphs, parts or clauses of this Agreement and the table of contents are inserted for convenience only and shall not affect the construction hereof.

5.13

Currency:

Except as expressly stated herein all dollar amounts refer to lawful currency of the United States of America.

5.14

Independent Legal Advice:

Each of the parties acknowledges and confirms that it has been provided sufficient opportunity to obtain the recommended independent legal advice and understands the terms of, and its rights and obligations under this Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SIGNED, SEALED AND DELIVERED by

)

IMPERIAL CONSOLIDATED CAPITAL

)

in the presence of:

/s/ “Kerry McCullagh”)
Authorized Signatory

SIGNED, AND DELIVERED by

WILLIAM MCCULLAGH
in the presence of:

/s/ “William McCullagh”
William McCullagh

SCHEDULE A

DESCRIPTION OF PROPERTY

The “Property”, known as _____________________, consists of the following claim located in, in the Province of British Columbia, Canada:

Any other mining claims or interests acquired by Imperial or McCullagh within the Area of Influence.

SCHEDULE B

NET SMELTER RETURNS ROYALTY

1.

“Net Smelter Returns Royalty” shall mean one percent (1%) of the actual proceeds received from any mint, smelter, refinery or other purchaser for the sale of ores, base metals, precious metals, rare earth metals, elements or other minerals or concentrates produced from the Property and sold, after deducting from such proceeds the following charges to the extent that they were not deducted by the purchaser in computing payment: smelting and refining charges, penalties, smelter assay costs and umpire assay costs, costs of freight and handling of metals of or concentrates from the Property to any mint, smelter, refinery or other purchaser, marketing costs, insurance on all such metals or concentrates, custom duties or mineral taxes or the like and export and import taxes or tariffs payable in respect of said ores, metals or concentrates.  But not including Imperial’s income tax, property tax, ad valorem tax, business tax or similar taxes.  Any charges to be deducted hereunder which are made to an associated company of Imperial must be on commercially reasonable terms.

2.

Payments:

1.

Payments of Net Smelter Returns Royalty shall be made within 30 days after the end of each calendar quarter in which net smelter returns, as determined on the basis of final adjusted invoices, are received by Imperial.

2.

All such payments shall be made in United States dollars. For the purpose of determining Net Smelter Returns Royalty, all receipts and disbursements in currency other than US currency shall be converted into US currency on the day of receipt or disbursement, as the case may be.

3.

Each payment of Net Smelter Returns Royalty shall be accompanied by a statement indicating the calculation of Net Smelter Returns Royalty paid. McCullagh shall be entitled to audit, during normal business hours, such books and records as are necessary to determine the correctness of the payments, provided however, that such audit shall be made only on an anneal basis and within 12 months of the end of the fiscal period in respect of which such audit is made.

4.

The maximum payment of Net Smelter Returns Royalty shall be the aggregate amount of $1,000,000, after which this royalty will discontinue.